EXHIBIT 99.1

Wyndham Worldwide Reports Second Quarter 2013 Earnings

Second Quarter Adjusted EPS Up 13% Year-Over-Year

Share Repurchase Authorization Increased

Raised Full Year EPS Guidance

PARSIPPANY, N.J. (July 24, 2013) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2013.

Highlights:

•

Second quarter diluted earnings per share (EPS) was $0.98 on both a reported and adjusted basis, an increase of 13% from adjusted diluted EPS of $0.87 in the second quarter of 2012. Reported diluted EPS was $0.88 in the second quarter of 2012.

•	Revenues increased 10% from the prior-year period.

•	Free cash flow increased 15% for the six months ended June 30, 2013, compared with the same period in 2012. Net cash provided by operating activities increased 17% over the same period.

•	During the quarter, the Company repurchased 2.9 million shares of its common stock for $175 million.

•	The Company announced today that its Board of Directors approved a $750 million increase in the share repurchase authorization, bringing the remaining available authorization to $874 million.

•	On July 23, 2013, the Company completed a term securitization transaction involving the issuance of $325 million of asset-backed notes with a 2.68% weighted average coupon and a 98% advance rate.

“We once again delivered strong results this quarter, reflecting great operating momentum and disciplined capital allocation,” said Stephen P. Holmes, chairman and CEO. “This winning combination, along with continued innovation and a commitment to customer service, has enabled us to achieve outstanding results for our shareholders during our seven years as a public company, which is an anniversary we mark next week. The decision by our Board of Directors to increase our share repurchase authorization is evidence of our confidence that this powerful formula will continue to deliver and create value.”

SECOND QUARTER 2013 OPERATING RESULTS

Second quarter revenues were $1.3 billion, an increase of 10% from the prior year period. The increase reflects strong growth across all of the Company’s business segments.

Second quarter net income was $133 million, or $0.98 per diluted share, compared with $128 million, or $0.87 per adjusted diluted share for the same period in 2012. Reported diluted EPS was $0.88 in the second quarter of 2012. The increase in net income reflects stronger operating results in all of the Company’s segments. EPS also benefited from the Company’s share repurchase program.

Free cash flow was $654 million for the six months ended June 30, 2013, compared with $569 million for the same period in 2012, a 15% increase. The growth of free cash flow largely reflects favorable working capital timing. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the six months ended June 30, 2013, net cash provided by operating activities was $758 million, compared with $647 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $262 million in the second quarter of 2013, a 12% increase over the second quarter of 2012. The increase reflects higher hotel management reimbursable fees and revenues associated with the Company’s owned hotels.

Domestic RevPAR increased 5.3% compared with the second quarter of 2012. Total system-wide RevPAR increased 2.1%, reflecting proportionally higher growth of lower RevPAR hotels in China.

Adjusted EBITDA for the second quarter of 2013 was $78 million, a 5% increase compared with the second quarter of 2012. The increase was primarily due to higher royalties and ancillary fees.

As of June 30, 2013, the Company’s hotel system consisted of approximately 7,410 properties and over 635,000 rooms, a 4.4% room increase compared with the second quarter of 2012. The development pipeline included over 940 hotels and approximately 112,000 rooms, of which 57% were international and 62% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $376 million in the second quarter of 2013, an 8% increase over the second quarter of 2012. In constant currency and excluding the impact of acquisitions, revenues increased 4%.

Exchange revenues were $168 million, an increase of 4% compared with the second quarter of 2012. Exchange revenue per member increased 3.0%, while the average number of members remained flat.

Vacation rental revenues were $192 million, a 13% increase compared with the second quarter of 2012. Excluding acquisitions, vacation rental revenues were up 5%, reflecting a 4.0% increase in the average net price per vacation rental and a 1.2% increase in transaction volume.

EBITDA for the second quarter of 2013 was $85 million, a 4% increase over the second quarter of 2012.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $630 million in the second quarter of 2013, an 11% increase over the second quarter of 2012, primarily reflecting higher gross VOI sales and the acquisition of Shell Vacations Club.

Gross VOI sales were $481 million in the second quarter of 2013, an increase of 5% over the second quarter of 2012, primarily reflecting an 10.8% increase in tour flow offset by a 4.4% decrease in volume per guest. Excluding Shell Vacations Club, volume per guest decreased 2.7%.

EBITDA for the second quarter of 2013 was $161 million, a 7% increase compared with the second quarter of 2012. The increase was primarily due to higher gross VOI sales, a lower loan loss provision and lower operating costs.

Other Items

•

The Company repurchased 2.9 million shares of common stock for $175 million during the second quarter of 2013. From July 1 through July 23, 2013, the Company repurchased an additional 1.2 million shares for $68 million. The Company’s new share repurchase authorization totals $874 million.

•	Net interest expense in the second quarter of 2013 was $32 million, compared with $30 million in the second quarter of 2012, due to higher debt levels.

•

On July 23, 2013, the Company completed a term securitization transaction involving the issuance of $325 million of asset-backed notes. Sierra Timeshare 2013-2 Receivables Funding LLC issued $226 million of A rated notes, $62 million of BBB rated notes and $37 million of BB rated notes. The notes had a 2.68% weighted average coupon and a 98% advance rate.

Balance Sheet Information as of June 30, 2013:

•	Cash and cash equivalents of $342 million, compared with $195 million at December 31, 2012

•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.9 billion at December 31, 2012

•	Vacation ownership and other inventory of $1.0 billion, compared with $1.1 billion at December 31, 2012

•	Securitized vacation ownership debt of $1.9 billion, compared with $2.0 billion at December 31, 2012

•

Long-term debt of $2.9 billion, compared with $2.6 billion at December 31, 2012. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of June 30, 2013, compared with $0.6 billion as of December 31, 2012

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2013, the Company expects:

•	Revenues of approximately $4.925 - $5.100 billion

•	Adjusted EBITDA of approximately $1.140 - $1.165 billion

•	Adjusted EPS of approximately $3.66 - $3.76 based on a diluted share count of 136 million.

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, the Company’s assumptions and guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, July 24, 2013 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on July 24, 2013. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 24, 2013, at 866-430-8799.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands. The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with over 7,410 franchised hotels and over 635,100 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 106,000 vacation properties in 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of 190 vacation ownership resorts serving approximately 915,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,500 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2013. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the three months ended June 30, 2013 and 2012:

	Three Months Ended June 30,
	2013		2012
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$ 262	$ 78	$ 233	$ 75 (b)
Vacation Exchange and Rentals	376	85	348	82
Vacation Ownership	630	161	570	150
Total Reportable Segments	1,268	324	1,151	307
Corporate and Other (a)	(15)	(27)	(12)	(25)
Total Company	$ 1,253	$ 297	$ 1,139	$ 282
Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
EBITDA		$ 297		$ 282
Depreciation and amortization		54		46
Interest expense		34		32
Interest income		(2)		(2)
Income before income taxes		211		206
Provision for income taxes		78		78
Net income attributable to Wyndham shareholders		$ 133		$ 128

(a)	Includes the elimination of transactions between segments.
(b)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended June 30, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Three Months Ended June 30,
	2013		2012
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$ 262	$ 78	$ 233	$ 74
Vacation Exchange and Rentals	376	85	348	82
Vacation Ownership	630	161	570	150
Total Reportable Segments	1,268	324	1,151	306
Corporate and Other	(15)	(27)	(12)	(25)
Total Company	$ 1,253	$ 297	$ 1,139	$ 281

Table 1

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income Attributable to Wyndham shareholders for the six months ended June 30, 2013 and 2012:

	Six Months Ended June 30,
	2013			2012
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$485	$137		$418	$123	(d)
Vacation Exchange and Rentals	750	179		709	177	(e)
Vacation Ownership	1,179	272	(b)	1,071	253

Total Reportable Segments	2,414	588		2,198	553
Corporate and Other (a)	(27)	(57)		(23)	(46	) (f)

Total Company	$2,387	$531		$2,175	$507

Reconciliation of EBITDA to Net Income Attributable to Wyndham shareholders
EBITDA		$531			$507
Depreciation and amortization		106			91
Interest expense		66			65
Early extinguishment of debt		111	(c)		106	(g)
Interest income		(4)			(5)

Income before income taxes		252			250
Provision for income taxes		92			91

Net income		160			159
Net loss attributable to noncontrolling interest		—			1

Net income attributable to Wyndham shareholders		$160			$160

(a)	Includes the elimination of transactions between segments.
(b)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(d)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge.
(e)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(f)

Includes $4 million of a net benefit during the six months ended June 30, 2012, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(g)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the six months ended June 30, 2013 and 2012 (for a description of adjustments by segment, see Table 7):

	Six Months Ended June 30,
	2013		2012
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$485	$137	$418	$122
Vacation Exchange and Rentals	750	179	709	175
Vacation Ownership	1,179	274	1,071	253

Total Reportable Segments	2,414	590	2,198	550
Corporate and Other	(27)	(57)	(23)	(50)

Total Company	$2,387	$533	$2,175	$500

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012		2013		2012
Net revenues
Service and membership fees	$583	$489		$1,152		$993
Vacation ownership interest sales	347	342		611		613
Franchise fees	152	163		274		281
Consumer financing	106	102		211		205
Other	65	43		139		83

Net revenues	1,253	1,139		2,387		2,175

Expenses
Operating	548	451		1,056	(a)	895
Cost of vacation ownership interests	32	42		64		70
Consumer financing interest	20	23		40		46
Marketing and reservation	181	190		357		356
General and administrative	177	156		342		310	(d)
Depreciation and amortization	54	46		106		91

Total expenses	1,012	908		1,965		1,768

Operating income	241	231		422		407
Other income, net	(2)	(5)	(c)	(3)		(9)	(c) (e)
Interest expense	34	32		66		65
Early extinguishment of debt	—	—		111	(b)	106	(f)
Interest income	(2)	(2)		(4)		(5)

Income before income taxes	211	206		252		250
Provision for income taxes	78	78		92		91

Net income	133	128		160		159
Net loss attributable to noncontrolling interest	—	—		—		1

Net income attributable to Wyndham shareholders	$133	$128		$160		$160

Earnings per share
Basic	$0.99	$0.89		$1.18		$1.10
Diluted	0.98	0.88		1.17		1.08

Weighted average shares outstanding
Basic	135	144		136		145
Diluted	136	147		137		148

(a)	Includes $2 million of costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(b)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of its 9.875% senior unsecured notes.
(c)	Includes a $1 million benefit from the recovery of a previously recorded impairment charge at the Company’s lodging business.
(d)

Includes $4 million of a net benefit during the six months ended June 30, 2012 related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(e)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset at the Company’s vacation exchange and rentals business.
(f)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% and 6.00% senior unsecured notes.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2013	631,800	635,100	N/A	N/A	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A

RevPAR	2013	$31.05	$38.00	N/A	N/A	N/A
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2013	3,668	3,686	N/A	N/A	N/A
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753

Exchange Revenue Per Member	2013	$210.96	$182.42	N/A	N/A	N/A
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53

Vacation Rental Transactions (in 000s) (b)	2013	423	355	N/A	N/A	N/A
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163

Average Net Price Per Vacation Rental (b)	2013	$392.64	$540.38	N/A	N/A	N/A
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38

Vacation Ownership (c)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (d)	2013	$384,000	$481,000	N/A	N/A	N/A
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000

Tours (e)	2013	163,000	206,000	N/A	N/A	N/A
	2012	148,000	186,000	207,000	183,000	724,000
	2011	137,000	177,000	197,000	173,000	685,000
	2010	0	163,000	187,000	160,000	634,000

Volume Per Guest (VPG) (e)	2013	$2,211	$2,256	N/A	N/A	N/A
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010), Smoky Mountain Property Management Group (August 2012), Oceana Resorts (December 2012) and four tuck-in acquisitions (Q3 2011, Q4 2012 and Q1 2013) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes the impact of the acquisition of Shell Vacations Club (September 2012) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(d)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) 2.0 beginning in the second quarter of 2012 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(e)	Includes the impact of WAAM 2.0 related tours beginning in the second quarter of 2012.

Table 3

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Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2013	7,380	7,410	N/A	N/A	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2013	$84,000	$90,000	N/A	N/A	N/A
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000

Sales under WAAM 1.0 (in 000s) (c)	2013	$36,000	$44,000	N/A	N/A	N/A
	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM 1.0 Commission Revenues (in 000s)	2013	$24,000	$30,000	N/A	N/A	N/A
	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Sales under WAAM 2.0 (in 000s) (d)	2013	$13,000	$1,000	N/A	N/A	N/A
	2012	$—	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM 1.0 for which the Company earns commission revenue (WAAM 1.0 Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income.

(d)

Represents gross VOI sales under the Company’s WAAM 2.0 which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2010-2013.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$79	N/A	N/A	N/A	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	N/A	N/A	N/A	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	N/A	N/A	N/A	21	22	25	23	91
Inter-segment Trademark Fees	8	10	N/A	N/A	N/A	8	9	9	8	34
Owned Hotel Revenues	26	20	N/A	N/A	N/A	8	8	7	18	41
Ancillary Revenues (d)	26	23	N/A	N/A	N/A	18	15	22	23	78

Total Lodging	222	262	N/A	N/A	N/A	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	168	N/A	N/A	N/A	188	162	157	153	660
Rental Revenues	166	192	N/A	N/A	N/A	159	170	248	125	702
Ancillary Revenues (e)	15	16	N/A	N/A	N/A	14	16	15	15	60

Total Vacation Exchange and Rentals	374	376	N/A	N/A	N/A	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	N/A	N/A	N/A	271	342	373	337	1,323
Consumer Financing	105	106	N/A	N/A	N/A	103	102	106	110	421
Property Management Fees	146	141	N/A	N/A	N/A	110	108	117	125	460
WAAM 1.0 Commissions	24	30	N/A	N/A	N/A	12	11	4	6	33
Ancillary Revenues (f)	11	6	N/A	N/A	N/A	5	7	8	12	32

Total Vacation Ownership	549	630	N/A	N/A	N/A	501	570	608	590	2,269

Total Reportable Segments	$1,145	$1,268	N/A	N/A	N/A	$1,047	$1,151	$1,277	$1,106	$4,581

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$58	$75	$85	$66	$284	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	94	76	299	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	21	20	79	21	20	18	18	77
Inter-segment Trademark Fees (c)	1	2	3	4	10	—	—	—	—	—
Owned Hotel Revenues	—	—	—	5	5	—	—	—	—	—
Ancillary Revenues (d)	17	19	19	17	72	21	24	27	23	95

Total Lodging	149	190	222	188	749	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	161	150	673	189	161	163	153	666
Rental Revenues	150	180	260	125	715	105	115	161	114	495
Ancillary Revenues (e)	12	13	15	16	56	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	436	291	1,444	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	320	295	1,150	217	271	308	276	1,072
Consumer Financing	102	103	105	105	415	105	106	107	107	425
Property Management Fees	110	108	105	101	424	100	100	104	101	405
WAAM 1.0 Commissions	10	11	23	21	65	3	8	12	8	31
Ancillary Revenues (f)	6	6	6	5	23	19	20	2	5	46

Total Vacation Ownership	450	541	559	527	2,077	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	$1,217	$1,006	$4,270	$888	$964	$1,066	$942	$3,860

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Securitized vacation ownership debt (a)
Term notes	$1,569	$1,869	$1,770	$1,702	$1,634
Bank conduit facility (b)	289	125	190	220	220

Securitized vacation ownership debt (c)	1,858	1,994	1,960	1,922	1,854
Less: Current portion of securitized vacation ownership debt	217	228	218	206	191

Long-term securitized vacation ownership debt	$1,641	$1,766	$1,742	$1,716	$1,663

Debt:
Revolving credit facility (due July 2018) (d)	$41	$34	$85	$270	$81
Commercial paper (e)	168	202	273	—	—
9.875% senior unsecured notes (due May 2014) (f)	—	—	42	42	42
6.00% senior unsecured notes (due December 2016)	319	319	361	361	362
2.95% senior unsecured notes (due March 2017)	298	298	298	298	298
5.75% senior unsecured notes (due February 2018)	14	14	248	248	248
2.50% senior unsecured notes (due March 2018)	447	447	—	—	—
7.375% senior unsecured notes (due March 2020)	40	40	248	248	248
5.625% senior unsecured notes (due March 2021)	246	246	246	246	245
4.25% senior unsecured notes (due March 2022)	644	644	644	644	644
3.90% senior unsecured notes (due March 2023)	397	397	—	—	—
Capital leases	184	187	105	104	95
Other	133	133	52	68	3

Total debt	2,931	2,961	2,602	2,529	2,266
Less: Current portion of debt	52	254	326	64	11

Long-term debt	$2,879	$2,707	$2,276	$2,465	$2,255

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through August 2014 and borrowing capacity of $650 million. As of June 30, 2013, this facility had a remaining borrowing capacity of $361 million.

(c)

This debt is collateralized by $2,414 million, $2,512 million, $2,543 million, $2,517 million and $2,490 million of underlying vacation ownership contract receivables and related assets as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

(d)

Represents a $1.5 billion revolving credit facility that expires on July 15, 2018. As of June 30, 2013, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $1.4 billion. After considering outstanding commercial paper borrowings of $168 million, the remaining borrowing capacity was $1.3 billion as of June 30, 2013.

(e)	Represents a $750 million commericial paper program which the Company commenced in October 2012. As of June 30, 2013, the program had a remaining borrowing capacity of $582 million.
(f)	Represents senior unsecured notes issued by the Company during May 2009 and repaid by the Company during March 2013.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2013

Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	136	32,400	63.5%	$118.31	$75.10

TRYP by Wyndham	103	14,344	64.6%	$95.59	$61.75

Wingate by Wyndham	158	14,493	65.0%	$86.67	$56.34

Hawthorn Suites by Wyndham	91	9,118	67.6%	$72.51	$49.02

Ramada	837	114,691	54.4%	$80.42	$43.78

Baymont	325	26,860	55.6%	$63.70	$35.42

Days Inn	1,833	148,411	51.7%	$64.78	$33.46

Super 8	2,356	150,467	59.0%	$52.70	$31.08

Howard Johnson	446	45,089	48.2%	$62.57	$30.18

Travelodge	437	32,607	51.9%	$66.48	$34.50

Microtel Inns & Suites by Wyndham	310	22,080	60.7%	$64.85	$39.34

Knights Inn	374	22,963	42.5%	$45.08	$19.17

Dream	5	990	75.5%	$262.46	$198.18

Night	3	630	61.5%	$169.06	$103.91

Total Lodging	7,414	635,143	55.2%	$68.78	$38.00

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,604	658,553

	As of and For the Three Months Ended June 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	101	25,360	63.2%	$111.54	$70.48

TRYP by Wyndham	89	12,824	66.9%	$102.26	$68.37

Wingate by Wyndham	161	14,796	65.6%	$84.70	$55.60

Hawthorn Suites by Wyndham	77	7,355	65.3%	$75.89	$49.56

Ramada	841	113,275	55.5%	$79.17	$43.93

Baymont	257	21,655	55.0%	$64.24	$35.36

Days Inn	1,825	146,261	51.4%	$63.92	$32.86

Super 8	2,275	144,570	57.8%	$53.07	$30.65

Howard Johnson	445	44,441	49.4%	$62.32	$30.79

Travelodge	433	32,159	50.7%	$66.41	$33.66

Microtel Inns & Suites by Wyndham	308	21,967	58.0%	$62.40	$36.18

Knights Inn	353	22,255	42.5%	$43.11	$18.30

Dream	5	990	73.1%	$221.34	$161.88

Night	2	422	86.6%	$210.05	$181.94

Total Lodging	7,172	608,330	54.9%	$67.81	$37.23

Vacation Ownership
Wyndham Vacation Ownership resorts	165	20,938	N/A	N/A	N/A

Total Wyndham Worldwide	7,337	629,268

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2013

Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	136	32,400	60.2%	$115.98	$69.80

TRYP by Wyndham	103	14,344	59.3%	$96.39	$57.15

Wingate by Wyndham	158	14,493	61.0%	$85.05	$51.88

Hawthorn Suites by Wyndham	91	9,118	63.1%	$71.57	$45.19

Ramada	837	114,691	51.5%	$79.58	$41.01

Baymont	325	26,860	50.7%	$62.15	$31.50

Days Inn	1,833	148,411	47.3%	$63.27	$29.91

Super 8	2,356	150,467	54.4%	$51.38	$27.96

Howard Johnson	446	45,089	45.6%	$61.78	$28.17

Travelodge	437	32,607	47.8%	$64.89	$31.02

Microtel Inns & Suites by Wyndham	310	22,080	56.4%	$63.01	$35.56

Knights Inn	374	22,963	40.4%	$43.34	$17.53

Dream	5	990	68.5%	$220.79	$151.31

Night	3	630	57.5%	$146.22	$84.14

Total Lodging	7,414	635,143	51.3%	$67.35	$34.55

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,604	658,553

	As of and For the Six Months Ended June 30, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	101	25,360	59.4%	$111.30	$66.15

TRYP by Wyndham	89	12,824	59.0%	$99.57	$58.73

Wingate by Wyndham	161	14,796	61.6%	$82.60	$50.91

Hawthorn Suites by Wyndham	77	7,355	62.4%	$74.93	$46.74

Ramada	841	113,275	51.6%	$77.70	$40.06

Baymont	257	21,655	49.9%	$62.54	$31.18

Days Inn	1,825	146,261	46.9%	$61.67	$28.95

Super 8	2,275	144,570	52.5%	$51.94	$27.28

Howard Johnson	445	44,441	46.8%	$60.72	$28.42

Travelodge	433	32,159	46.7%	$64.10	$29.95

Microtel Inns & Suites by Wyndham	308	21,967	53.5%	$60.54	$32.41

Knights Inn	353	22,255	39.5%	$41.79	$16.51

Dream	5	990	74.1%	$207.74	$154.04

Night	2	422	87.4%	$208.83	$182.48

Total Lodging	7,172	608,330	50.5%	$66.25	$33.47

Vacation Ownership
Wyndham Vacation Ownership resorts	165	20,938	N/A	N/A	N/A

Total Wyndham Worldwide	7,337	629,268

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2013	Net Revenues	Reported EBITDA	Acquisition Costs (b)	Adjusted EBITDA

Lodging	$222	$58	$—	$58
Vacation Exchange and Rentals	374	94	—	94
Vacation Ownership	549	111	2	113

Total Reportable Segments	1,145	263	2	265
Corporate and Other (a)	(12)	(29)	—	(29)

Total Company	$1,133	$234	$2	$236

Three months ended June 30, 2013
Lodging	$262	$78	$—	$78
Vacation Exchange and Rentals	376	85	—	85
Vacation Ownership	630	161	—	161

Total Reportable Segments	1,268	324	—	324
Corporate and Other (a)	(15)	(27)	—	(27)

Total Company	$1,253	$297	$—	$297

(a)	Includes the elimination of transactions between segments.
(b)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Impairment Recovery (c)	Allowance Reversal (d)	Acquisition Costs (e)	Asset Impairment (f)	Restructuring Costs (g)	Adjusted EBITDA
Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$—	$—	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	—	(2)	—	—	—	93
Vacation Ownership	501	103	—	—	—	—	—	—	103

Total Reportable Segments	1,047	247	—	—	(2)	—	—	—	245
Corporate and Other (a)	(11)	(21)	(4)	—	—	—	—	—	(25)

Total Company	$1,036	$226	$(4)	$—	$(2)	$—	$—	$—	$220

Three months ended June 30, 2012
Lodging	$233	$75	$—	$(1)	$—	$—	$—	$—	$74
Vacation Exchange and Rentals	348	82	—	—	—	—	—	—	82
Vacation Ownership	570	150	—	—	—	—	—	—	150

Total Reportable Segments	1,151	307	—	(1)	—	—	—	—	306
Corporate and Other (a)	(12)	(25)	—	—	—	—	—	—	(25)

Total Company	$1,139	$282	$—	$(1)	$—	$—	$—	$—	$281

Three months ended September 30, 2012
Lodging	$249	$86	$—	$—	$—	$—	$—	$—	$86
Vacation Exchange and Rentals	420	123	—	—	—	—	—	—	123
Vacation Ownership	608	154	—	—	—	1	—	—	155

Total Reportable Segments	1,277	363	—	—	—	1	—	—	364
Corporate and Other (a)	(12)	(30)	1	—	—	—	—	—	(29)

Total Company	$1,265	$333	$1	$—	$—	$1	$—	$—	$335

Three months ended December 31, 2012
Lodging	$223	$62	$—	$—	$—	$—	$—	$—	$62
Vacation Exchange and Rentals	293	28	—	—	—	1	8	5	42
Vacation Ownership	590	142	—	—	—	—	—	2	144

Total Reportable Segments	1,106	232	—	—	—	1	8	7	248
Corporate and Other (a)	(12)	(28)	(2)	—	—	—	—	—	(30)

Total Company	$1,094	$204	$(2)	$—	$—	$1	$8	$7	$218

Twelve months ended December 31, 2012
Lodging	$890	$272	$—	$(1)	$—	$—	$—	$—	$271
Vacation Exchange and Rentals	1,422	328	—	—	(2)	1	8	5	340
Vacation Ownership	2,269	549	—	—	—	1	—	2	552

Total Reportable Segments	4,581	1,149	—	(1)	(2)	2	8	7	1,163
Corporate and Other (a)	(47)	(104)	(5)	—	—	—	—	—	(109)

Total Company	$4,534	$1,045	$(5)	$(1)	$(2)	$2	$8	$7	$1,054

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to the recovery of a previously recorded impairment charge.
(d)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(e)	Relates to costs incurred in connection with the Company’s acquisition of Shell Vacations Club (September 2012) and the acquisition of Oceana Resorts and a tuck-in acquisition (December 2012).
(f)	Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.
(g)

Relates to costs incurred as a result of organizational realignment initiatives commenced during 2012 at the Company’s vacation exchange and rentals business and restructuring associated with the Shell acquisition.

Table 8

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2013

	As Reported	Legacy Adjustments		Acquisition Costs		Early Extinguishment of Debt		As Adjusted non-GAAP
Net revenues
Service and membership fees	$1,152							$1,152
Vacation ownership interest sales	611							611
Franchise fees	274							274
Consumer financing	211							211
Other	139							139

Net revenues	2,387	—		—		—		2,387

Expenses
Operating	1,056			(2	) (b)			1,054
Cost of vacation ownership interests	64							64
Consumer financing interest	40							40
Marketing and reservation	357							357
General and administrative	342							342
Depreciation and amortization	106							106

Total expenses	1,965	—		(2)		—		1,963

Operating income	422	—		2		—		424
Other income, net	(3)							(3)
Interest expense	66							66
Early extinguishment of debt	111					(111	) (c)	—
Interest income	(4)							(4)

Income before income taxes	252	—		2		111		365
Provision for income taxes	92	(1	) (a)	1	(d)	42	(d)	134

Net income attributable to Wyndham shareholders	$160	$1		$1		$69		$231

Earnings per share
Basic	$1.18	$0.01		$0.01		$0.51		$1.71
Diluted	1.17	0.01		0.01		0.50		1.69

Weighted average shares outstanding
Basic	136	136		136		136		136
Diluted	137	137		137		137		137

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a state tax payment for legacy tax matters.
(b)	Relates to costs incurred in connection with the acquisition of a WAAM 2.0 property (January 2013).
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 8

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2012

	As Reported	Impairment Recovery		As Adjusted non-GAAP
Net revenues
Service fees and membership	$489			$489
Vacation ownership interest sales	342			342
Franchise fees	163			163
Consumer financing	102			102
Other	43			43

Net revenues	1,139	—		1,139

Expenses
Operating	451			451
Cost of vacation ownership interests	42			42
Consumer financing interest	23			23
Marketing and reservation	190			190
General and administrative	156			156
Depreciation and amortization	46			46

Total expenses	908	—		908

Operating income	231	—		231
Other income, net	(5)	1	(a)	(4)
Interest expense	32			32
Interest income	(2)			(2)

Income before income taxes	206	(1)		205
Provision for income taxes	78	(1	) (b)	77

Net income attributable to Wyndham shareholders	$128	$—		$128

Earnings per share
Basic	$0.89	$—		$0.89
Diluted	0.88	—		0.87

Weighted average shares outstanding
Basic	144	144		144
Diluted	147	147		147

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the tax effect of the adjustment.

Table 8

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2012
	As Reported	Impairment Recovery		Legacy Adjustments		Allowance Reversal	Early Extinguishment of Debt		As Adjusted non-GAAP
Net revenues
Service fees and membership	$993								$993
Vacation ownership interest sales	613								613
Franchise fees	281								281
Consumer financing	205								205
Other	83								83

Net revenues	2,175	—		—		—	—		2,175

Expenses
Operating	895								895
Cost of vacation ownership interests	70								70
Consumer financing interest	46								46
Marketing and reservation	356								356
General and administrative	310			4	(b)				314
Depreciation and amortization	91								91

Total expenses	1,768	—		4		—	—		1,772

Operating income	407	—		(4)		—	—		403
Other income, net	(9)	1	(a)			2 (c)			(6)
Interest expense	65								65
Early extinguishment of debt	106						(106	) (d)	—
Interest income	(5)								(5)

Income before income taxes	250	(1)		(4)		(2)	106		349
Provision for income taxes	91	(1	) (e)	(2	) (e)	— (e)	44	(e)	132

Net income	159	—		(2)		(2)	62		217
Net loss attributable to noncontrolling interest	1	—		—		—	—		1

Net income attributable to Wyndham shareholders	$160	$—		$(2)		$(2)	$62		$218

Earnings per share
Basic	$1.10	$—		$(0.02)		$(0.01)	$0.43		$1.50
Diluted	1.08	—		(0.02)		(0.01)	0.42		1.47

Weighted average shares outstanding
Basic	145	145		145		145	145		145
Diluted	148	148		148		148	148		148

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)	Relates to the recovery of a previously recorded impairment charge.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(e)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow to be net cash provided by operating activities less property and equipment additions which it also refers to as capital expenditures. Prior to the fourth quarter 2012, the Company had previously included development advances within its calculation of free cash flow.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movements for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2013	2012

Net cash provided by operating activities	$758	$647
Less: Property and equipment additions	(104)	(78)

Free cash flow	$654	$569

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2013	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$384	$481	N/A	N/A	N/A
Less: Sales under WAAM 1.0	(36)	(44)	N/A	N/A	N/A

Gross VOI sales, net of WAAM 1.0 sales	347	437	N/A	N/A	N/A
Less: Loan loss provision	(84)	(90)	N/A	N/A	N/A

Vacation ownership interest sales (a)	$263	$347	N/A	N/A	N/A

2012

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM 1.0	(17)	(18)	(5)	(10)	(49)

Gross VOI sales, net of WAAM 1.0 sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)

Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM 1.0	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM 1.0 sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010

Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under WAAM 1.0	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM 1.0 sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

Note: Amounts may not add due to rounding.

(a)	Includes VOI sales under WAAM 2.0 beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2013	$24	$18	N/A	N/A	N/A
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80